AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

(A.C.N. 005 357 522)

AND

THE BANK OF NEW YORK

~~As~~as Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of December 9, 1988

Amended and Restated as of December 6, 1994

Amended and Restated as of ____________, 2003

AMENDED AND RESTATED DEPOSIT AGREEMENT

~~AMENDMENT AND RESTATEMENT, dated as of December 6, 1994, of~~AMENDED AND RESTATED DEPOSIT AGREEMENT~~,~~ dated as of December 9, 1988, amended and restated as of December 6, 1994, as further amended and restated as of  ______________, 2003 among AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (A.C.N. 005 357 522), incorporated under the laws of the State of~~,~~ Victoria, Australia (herein called the ~~"~~Issuer~~"~~), THE BANK OF NEW YORK, a New York banking corporation (herein called the ~~"~~Depositary~~"~~), and all ~~owners~~Owners and holders from time to time of American Depositary Receipts issued hereunder ~~(herein called "Receipts")~~.

W I T N E S S E T H :

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of ~~Ordinary~~ Shares~~, par value A$1.00 per share (herein called "Shares"),~~ (as hereinafter defined) of the Issuer from time to time with the Depositary or with the ~~Melbourne, Victoria, Australia office of Australia and New Zealand Banking Group Limited (herein called the "Custodian"),~~Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts ~~in respect of~~evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

~~SECTION 1.1.~~

~~Issuer.~~

~~The term "Issuer" shall mean Australia and New Zealand Banking Group Limited, incorporated under the laws of the State of, Victoria, Australia and its successors.~~

~~SECTION 1.2.~~

~~Depositary.~~

~~The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary at which its corporate trust business shall, at any particular time, be principally administered, which office at the date of this Agreement is located at 90 Washington Street, New York, New York, 10286.~~

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Article; Section.

Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4

~~SECTION 1.3.~~ Custodian.

The term "Custodian" shall mean the Melbourne, Victoria, Australia office of the Issuer, in its capacity as agent of the Depositary for the purposes ~~set forth in~~of this Deposit Agreement, ~~or~~and any other firm or corporation which may hereafter be appointed by the Depositary ~~or be appointed by the Depositary~~pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder ~~pursuant to the terms of Section 5.05,~~, as the context shall require and ~~the term "Custodians"~~ shall also mean all of them~~,~~ collectively.

SECTION 1.5

Delivery; Deposit; Surrender; Transfer; Withdraw.

The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", when used (i) with respect to Shares: (a) in the case of book-entry Shares, shall refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities, or (b) in the case of physical Share certificates, to the physical delivery, deposit, withdrawal or transfer of certificates representing the Shares and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) The Depository Trust Company or its nominee, or (3) institutions that have accounts with The Depository Trust Company, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.

SECTION 1.6

~~SECTION 1.4.~~ Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

~~SECTION 1.5.~~

~~Shares.~~

~~The term "Shares" shall mean Ordinary Shares, par value A$1.00, of the Issuer, in registered form, heretofore validly issued fully paid, and non-assessable and, presently outstanding, or hereafter validly issued and outstanding and fully paid and non-assessable or evidence of rights to receive such Shares.~~

SECTION 1.7

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.8

~~SECTION 1.6.~~ Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or ~~any of~~ the ~~Custodians~~Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section ~~4.05.~~4.5.

~~SECTION 1.7.~~

~~Receipts.~~

~~The term "Receipts" shall mean the American Depositary Receipts issued hereunder in substantially the form of Exhibit A hereto representing American Depositary Shares.~~

~~SECTION 1.8.~~

~~American Depositary Shares.~~

~~The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby.  Each American Depositary Share shall represent five Shares, plus any~~

~~and all other Deposited Securities received by the Depositary in respect of such Shares and at the time held under this Deposit Agreement.~~

SECTION 1.9

Dollars; A$.

The term "Dollars" shall mean United States dollars.  The term “A$” shall mean Australian dollars..

SECTION 1.10

Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.11

Issuer.

The term "Issuer" shall mean Australia and New Zealand Banking Group Limited, incorporated under the laws of the State of Victoria, Australia, and its successors.

SECTION 1.12

~~SECTION 1.9.~~ Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.14

~~SECTION 1.10.~~ Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

~~SECTION 1.11.~~

~~Dollars.~~

~~The term "Dollars" shall mean United States dollars or such other currency which is for the time being legal tender in the United States of America.  The term "Australian Dollars" or "A$" shall mean Australian dollars or such other currency which is for the time being legal tender in the Commonwealth of Australia.~~

SECTION 1.15

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Australia, or under a shareholder agreement or the Articles of Association and By-laws of the Issuer.

SECTION 1.16

~~SECTION 1.12.~~ Securities Act ~~of 1933.~~.

The term "Securities Act ~~of 1933~~" shall mean the United States Securities Act of 1933, as from time to time amended.

~~SECTION 1.13.~~

~~Commission.~~

~~The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.~~

~~SECTION 1.14.~~

~~Foreign Currency.~~

~~The term "Foreign Currency" shall mean any currency other than Dollars.~~

~~SECTION 1.15.~~

~~Foreign Registrar.~~

~~The term "Foreign Registrar" shall mean Australia and New Zealand Banking Group Limited, which carries out the duties of registrar for the Ordinary Shares of the Issuer or any successor as registrar for the Ordinary Shares of the Issuer.~~

SECTION 1.17

Shares.

The term "Shares" shall mean ordinary shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

~~SECTION 2.1.~~ Form and Transferability of Receipts.

Definitive Receipts shall be ~~engraved or printed or lithographed on steel engraved borders or such other form as may be acceptable to the New York Stock Exchange and shall be~~ substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar~~.  Receipts may be issued in denominations of any whole number of American Depositary Shares~~.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar ~~and their delivery~~ or did not hold such office ~~at~~on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or ~~changes~~modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which ~~Receipts or the~~ American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument ~~under the laws of the State of New York~~; provided, however, that~~, until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04,~~ the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof ~~at such time~~ as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

~~SECTION 2.2.~~ Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited ~~hereunder~~ by delivery ~~of a certificate or certificates for such Shares~~thereof to any Custodian hereunder, ~~properly endorsed or~~ accompanied~~, if required by law,~~ by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to ~~such~~the Custodian, together with all such certifications as may be required by the Depositary or ~~such~~the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing ~~the Shares so deposited.~~

such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Australia which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer ~~(or the transfer book maintained by the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be~~or the Foreign Registrar~~)~~, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or~~,~~ in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any ~~Owner~~person proposing to deposit Shares, and for the account of such ~~Owner~~person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to ~~a~~the Custodian for deposit hereunder.

~~Subject to the terms and conditions of this Deposit Agreement, Shares may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.03 or upon exercise of rights, preferences or privileges to subscribe, referred to in Section 4.04.~~

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as ~~registration of~~ transfer and recordation can be ~~accomplished~~accomplished, present such certificate or certificates to the Issuer ~~(or the appointed agent of the Issuer for registration of transfer of Shares which may but need not be~~or the Foreign Registrar~~)~~, if applicable, for ~~the registration of~~ transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary ~~at the principal offices of the Custodian~~ or at such other place or places as the Depositary shall determine.

SECTION 2.3

~~SECTION 2.3.~~ Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section ~~2.02~~2.2 hereunder (and in addition, if the transfer books ~~for Shares maintained by~~of the Issuer or the ~~appointed agent of the Issuer for the registration of transfer of Shares, which may but need not be the~~ Foreign Registrar, if applicable, are open ~~and if required by law~~, the Depositary may in its sole discretion require~~,~~ a proper acknowledgment or other evidence from the Issuer ~~or any such agent satisfactory to the Depositary that Shares so deposited~~that any Deposited Securities have been recorded upon ~~such transfer books~~the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and ~~of the name or names of~~ the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be ~~represented~~evidenced thereby.  Such notification shall be made by letter ~~sent first class air mail postage prepaid~~ or, at the request ~~and~~, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons ~~named in the notice delivered to the Depositary~~entitled thereto, a Receipt or Receipts, registered in the name or names and ~~representing~~evidencing any authorized number of American Depositary Shares ~~as~~ requested by such person or persons, but only upon payment to the Depositary of the ~~fee~~fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts~~,~~ as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the ~~Shares so deposited~~Deposited Securities.

SECTION 2.4

~~SECTION 2.4.~~ Transfer of Receipts; Combination and Split~~-~~-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time ~~of Receipts~~, upon any surrender ~~thereof~~of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto ~~representing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered~~.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split~~-~~-up or ~~combination~~combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, ~~representing~~evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may~~, with the Issuer's approval,~~ appoint one or more co~~-~~-transfer agents for the purpose of effecting transfers, combinations and split~~-~~-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co~~-~~-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by ~~holders or~~ Owners or persons entitled ~~thereto~~to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  The Depositary agrees to notify the Issuer of the appointment of any co-transfer agent under this Section 2.04.

SECTION 2.5

~~SECTION 2.5.~~ Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented ~~thereby~~by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the ~~cancellation~~surrender of Receipts as provided in Section ~~5.09,~~5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit ~~Agreement~~Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited ~~Securities~~Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a)  Shares in the name of such Owner or as ordered by him or by certificates ~~to such Owner which, if required by law, shall be~~ properly endorsed or accompanied by ~~properly executed instruments~~proper instruments of transfer~~, or in~~ to such ~~other manner~~Owner or as ordered by him and (b)  any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or ~~accompanied~~accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct ~~one (or, more) of~~ the ~~Custodians~~Custodian to deliver at the ~~principal~~Melbourne office of such Custodian, subject to Sections ~~2.06, 3.01~~2.6, 3.1 and ~~3.02,~~3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary ~~if so required by the Depositary and~~ as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary ~~or at such other place as may have been designated for such purposes by the Depositary and specified by the Owner in such written order~~ of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any ~~owner~~Owner so ~~surrendering~~surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary ~~or at such other place as may be designated by the Owner~~.  Such direction shall be given by letter ~~mailed by first class air mail postage prepaid~~ or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6

~~SECTION 2.6.~~ Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split~~-~~-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, ~~the~~ Custodian or ~~the~~ Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with ~~such~~any regulations~~, if any, as~~ the Depositary may establish consistent with the provisions of this Deposit Agreement~~.~~, including, without limitation, this Section 2.6.

The delivery of Receipts against ~~the deposit~~deposits of Shares generally or against ~~the deposit~~deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer ~~or surrender~~ of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time ~~in connection with the voting at any meeting of shareholders, or the payment of dividends, or~~ because of  any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of ~~the following sentence~~Section 7.7 hereof.  Notwithstanding ~~anything to the contrary in~~any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act ~~of 1933,~~, unless a registration statement is in effect as to such Shares~~.  The Depositary will comply with written instructions from the Issuer requesting that the Depositary not accept for deposit hereunder any Shares identified in such instructions in order to facilitate the Issuer's compliance with the U.S. securities laws~~.

SECTION 2.7

~~SECTION 2.7.~~ Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor~~,~~ in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, ~~upon~~ the Owner thereof ~~filing~~shall have (a) filed with the Depositary (~~a~~i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (~~b~~ii) a sufficient indemnity bond and ~~satisfying~~(b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8

~~SECTION 2.8.~~ Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9

~~SECTION 2.9.~~ Pre~~-~~-Release of Receipts.

Notwithstanding Section ~~2.03~~2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section ~~2.02~~2.2 (~~a~~ "Pre-Release").  The Depositary may, pursuant to Section ~~2.05,~~2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered~~,~~ that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07 and of cancelled or destroyed Receipts under Section 2.08, in keeping with the procedures ordinarily followed by stock transfer agents located in the City of New York and as required by the laws and regulations governing the Depositary.  These records shall be open for inspection by the Issuer at all reasonable times.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF RECEIPTS.

SECTION 3.1

~~SECTION 3.1.~~ Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, ~~evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Australian Corporations Law, the Banking (Foreign Exchange) Regulations or the Foreign Takeovers Act 1975 of Australia or other matters or other information~~exchange control approval, or such information relating to the registration on the books ~~for the registration of Shares or transfers of Shares presented for deposit or other information~~of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary  may deem necessary or proper.  The Depositary may  withhold the delivery or registration of transfer of any Receipt or the distribution ~~or sale~~ of any dividend or ~~other~~sale or distribution ~~or~~of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed~~,~~ or such certificates are executed or such representations and warranties ~~are~~ made.~~The~~  Upon the reasonable written request of the Issuer, the Depositary shall provide the Issuer~~, upon the Issuer's request, in a timely manner, with copies of any information or other material which it receives pursuant to this Section.~~ with copies of all such certificates and such written representations and warranties received by the Depositary under this Section 3.1, to the extent such disclosure is permitted by applicable law.

SECTION 3.2

~~SECTION 3.2.~~ Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or ~~on behalf of~~ the Depositary ~~or Custodian~~ with respect to  any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall  be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or~~, after attempting by reasonable means to notify such Owner,~~ may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge~~,~~ and the Owner of such Receipt ~~remaining~~shall remain liable for any deficiency.

SECTION 3.3

~~SECTION 3.3.~~ Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, ~~and non-assessable~~nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares ~~or~~and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person ~~is~~are not restricted under the Securities Act ~~of 1933.~~.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.4

Disclosure of Interests.

The Issuer and the Depositary may from time to time request Owners or holders or former Owners or holders to provide information as the capacity in which such Owners or holders hold or held Receipts or beneficial interests therein and regarding the identity of any other persons then or previously interested in such Receipts or beneficial interests therein and the nature of such interest and regarding any other matters relevant to the ownership restrictions contained or referred to in any applicable rules or procedures under the Issuer’s Articles of Association and various other matters. Each such Owner and holder agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.4 whether or not still an Owner or holder at the time of such request.  The Depositary agrees to comply with reasonable written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owners and holders and to forward to the Issuer any such responses to such requests received by the Depositary.  If the Issuer requests information from the Depositary or its nominee, as the registered owner of Shares, the obligations of the Depositary or its nominee, as the case may be, shall be limited to disclosing to the Issuer the information contained in the Register.

ARTICLE 4.

THE DEPOSITED SECURITIES.

~~SECTION 4.1~~

SECTION 4.1. Cash Distributions.

Whenever the Depositary ~~or Custodian~~ shall receive any cash dividend or other cash distribution ~~by the Issuer~~ on any Deposited Securities, the Depositary shall, subject to the provisions of Section ~~4.05,~~4.5, convert such dividend or distribution into Dollars and shall distribute the ~~Dollars~~amount thus received (net of the fees and expenses of the Depositary as provided in Section ~~5.09~~5.9 hereof, if applicable) to the Owners entitled thereto, ~~as of the record date fixed pursuant to Section 4.06, of Receipts for the American Depositary Shares representing such Deposited Securities~~ in proportion to the number of ~~such~~ American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that ~~any of the Deposited Securities is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make any appropriate adjustment in the amount distributed to the Owner of the Receipts for the American Depositary Shares representing such Deposited Securities; and provided, further that in the event that~~ the Issuer or the Depositary shall be required to ~~withhold~~withhold and does withhold from ~~any~~such cash dividend or such other cash distribution ~~in respect of any Deposited Securities~~ an amount on account of taxes, the amount distributed to the ~~Owners~~Owner of the Receipts ~~for the~~evidencing American Depositary Shares representing such Deposited  Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one ~~one-hundredth of a Dollar, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Owners of Receipts then outstanding.  It is understood that, notwithstanding that a portion of any distribution is held by the Depositary pursuant to this paragraph, the Issuer, upon payment of the cash distribution to any Custodian or the Depositary, shall be free of any obligations to any Owner relating to such cash distribution~~cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer or its agent ~~or the Depositary or its agent, as appropriate, shall withhold such tax on any dividend or distribution made by it in respect of any Deposited Security as required by applicable Australian law or regulation and~~ will remit to the appropriate governmental agency in Australia all amounts withheld ~~by them~~ and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from ~~the Depositary's~~its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and ~~either~~ the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

~~Payments in Dollars in respect of any Receipt will be made, subject to applicable laws and regulations, by check drawn upon a bank in The City of New York or in such other manner as the holder may request.~~

SECTION 4.2

~~SECTION 4.2.~~ Distributions Other Than Cash~~.~~, Shares or Rights.

Subject to the provisions of ~~Sections~~Section 4.11 and ~~5.09,~~Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in ~~Section 4.01, 4.03 or 4.04,~~Sections 4.1, 4.3 or 4.4, the Depositary shall ~~(subject to Section 4.03)~~ cause the securities or property received by it to be distributed to the Owners entitled thereto, ~~as of the record date fixed pursuant to Section 4.06, of Receipts for the American Depositary Shares representing such Deposited Securities (~~after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges~~)~~, in proportion to the number of ~~such~~ American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among ~~such~~the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act ~~of 1933~~in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the ~~sale (at~~ public or private sale~~)~~ of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section ~~5.09~~5.9) shall be distributed by the Depositary to ~~such~~the Owners entitled thereto~~, all in the manner and subject to the conditions described in Section 4.01.~~   as in the case of a distribution received in cash.

SECTION 4.3

~~SECTION 4.3.~~ Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may ~~(in lieu of the distribution authorized by Section 4.02) in its discretion upon prior~~after consultation with ~~and approval of~~ the Issuer, and shall if the Issuer shall so request, distribute to the Owners~~, as of the record date fixed pursuant to Section 4.06, of Receipts for the American Depositary Shares representing such Deposited Securities~~ of outstanding Receipts entitled thereto, in proportion to the number of ~~such~~ American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts ~~for~~evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of ~~the~~ fees ~~and expenses~~ of the Depositary as provided in Section ~~5.09.~~5.9.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the ~~same~~ manner and subject to the conditions described in Section ~~4.01.~~4.1.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4

~~SECTION 4.4.~~ Rights~~, Preferences or Privileges~~.

~~Whenever~~In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities ~~in whose names such securities are recorded on the transfer books for such securities any rights, preferences or privileges~~any rights to subscribe for ~~or to purchase~~ additional Shares or any rights~~, preferences or privileges~~ of any other nature~~, such rights, preferences or privileges shall be made available by the Depositary to the Owners of Receipts representing such Deposited Securities in such manner as the Depositary may determine, either by the issue to such Owners of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights, preferences or privileges~~, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is ~~not~~ lawful ~~or not~~and feasible to make such rights~~, preferences or privileges available to such Owners by the issue of warrants or otherwise, or if and to the extent so instructed by such Owners who do not desire to exercise such rights, preferences or privileges, the Depositary, in its discretion, may, if applicable laws permit, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper.  The net proceeds in any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash~~ available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

~~The Issuer will, in connection with any offer of such rights, preferences or privileges, make such rights, preferences or privileges generally transferable or consent to the transfer thereof by foreign investors not resident in Australia.~~

~~If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for the Issuer to offer such rights, preferences or privileges to holders of Receipts and sell the securities represented by such rights, preferences or privileges, the Issuer or the Depositary shall not be required to offer such rights, preferences or privileges to Owners of Receipts under any circumstances.~~

 ~~The Depositary will not offer any such rights, preferences or privileges to Owners, or any securities to which they relate, unless the Issuer furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Issuer in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933.  The Issuer has no obligation to provide such evidences or opinion and nothing in this Deposit Agreement shall create, any obligation on the part of the Issuer to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.~~

~~In no event shall the Depositary or any Custodian accept as Deposited Securities from the Issuer any shares or units of shares in the capital of the Issuer which are not fully paid and non-assessable.~~

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5

~~SECTION 4.5.~~ Conversion of Foreign Currency.

Whenever the Depositary or ~~a~~the Custodian shall receive ~~a Foreign Currency~~foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property~~,~~ or rights, ~~preferences or privileges~~ and if at the time of the receipt thereof the ~~Foreign Currency~~foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such ~~Foreign Currency~~foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the ~~holders~~holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an ~~averaged~~averaged or other practicable basis without regard to any ~~distinctions~~distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any ~~fees and~~ expenses of conversion into Dollars incurred by the Depositary as provided in Section ~~5.09.~~  5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for ~~approval~~approval or license, if any, as it may deem desirable; provided, however, that the Issuer shall not be obligated to make any such filings.

If at any time the Depositary ~~or a Custodian~~ shall determine that in its judgment any ~~Foreign Currency~~foreign currency received by the Depositary or ~~a~~the Custodian is not convertible on a reasonable basis into Dollars ~~transferable~~transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary ~~shall, in its discretion, but subject to applicable laws and regulations, either (i)~~may distribute the ~~Foreign Currency~~foreign currency (or an appropriate document evidencing the right to receive such ~~Foreign Currency~~foreign currency) received by the Depositary to ~~the Owners entitled to receive the same or (ii) hold such Foreign Currency~~, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same ~~and distribute to them appropriate warrants or other instruments evidencing the right to receive such Foreign Currency~~.

If any such conversion of ~~Foreign Currency~~foreign currency, in whole or in part, cannot be effected for distribution to some ~~but not all~~of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent ~~possible~~permissible to the Owners entitled thereto and~~, with respect to the balance of such Foreign Currency, shall in its discretion, but subject to any applicable law, and regulations, either (i) distribute or make available for distribution such balance to the Owners entitled thereto with respect to whom such conversion could not then be effected or (ii)~~ may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of ~~such Owners and distribute to them appropriate warrants or other instruments evidencing their rights to receive such balance~~, the Owners entitled thereto.

SECTION 4.6

~~SECTION 4.6.~~ Fixing of Record Date.

Whenever ~~the Depositary shall receive notice of the fixing of a record date by the Issuer for the determination of the holders of Deposited Securities entitled to receive~~ any cash dividend or other cash distribution~~,~~ shall become payable or any distribution other than cash shall be made, or ~~any~~whenever rights ~~to~~shall be issued with respect to the Deposited Securities, or whenever ~~the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever~~ for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall ~~find it necessary or convenient~~receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights~~,~~ or the net proceeds of the sale thereof~~,~~ or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or ~~to establish the date~~(b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections ~~4.01~~4.1 through ~~4.05~~4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or ~~to receive~~ such rights or the net proceeds of sale thereof ~~or to give instructions for the exercise of such voting rights~~ in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7

~~SECTION 4.7.~~ Voting of Deposited Securities.

Upon receipt of notice of ~~the fixing of a record date by the Issuer for the determination of the~~any meeting of holders of Shares or other Deposited Securities ~~entitled to vote, at any meeting of such holders,~~, if requested in writing by the Issuer the Depositary shall, as soon as practicable ~~after the fixing of a record date for determining the Owners of Receipts entitled to give instructions for the exercise of voting rights, as provided in Section 4.06,~~thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Australian law and of the ~~Memorandum and~~ Articles of Association of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares~~,~~ and (c) a ~~brief~~ statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated ~~by~~to the Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the ~~instructions~~instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in ~~accordance with such instructions.  The Issuer shall not be under any obligation to verify instruction received from Owners and voted upon by the Depositary~~accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8

~~SECTION 4.8.~~ Changes Affecting Deposited Securities.

In circumstances where the provisions of Section ~~4.03~~4.3 do not apply, upon any change in nominal value, ~~or~~ change in  par value, split~~-~~-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger~~, amalgamation~~ or consolidation or sale of assets affecting the Issuer or to which it is a party, ~~the Depositary may in its discretion with the approval of the Issuer, and in such manner as the Depositary may deem equitable, treat~~ any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, ~~the right to receive~~if any, the new Deposited Securities so received in exchange ~~for, on~~or conversion ~~of or in respect of Deposited~~, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, ~~with the approval of~~and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a ~~stock~~ dividend ~~on the~~in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

~~SECTION 4.9.~~ Reports.

The Depositary shall make ~~available~~available for inspection by Owners at its Corporate Trust Office ~~and at such other places as it may from time to time deem advisable~~ any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary ~~or its nominee~~ as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, send to the Owners ~~of Receipts, upon their request,~~ copies of such reports ~~and communications when~~ furnished by the Issuer pursuant to Section ~~5.06.~~5.6.

SECTION 4.10

~~SECTION 4.10.~~ Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

~~SECTION 4.11.~~ Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe ~~thereof~~therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe ~~thereof~~therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes~~, by public~~ or ~~private sale,~~charges and the Depositary shall distribute the net proceeds of any such sale ~~or the balance of any such property~~ after ~~deduction~~deduction of such taxes or charges to the Owners entitled thereto in ~~proportion~~proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

~~SECTION 5.1~~

SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit ~~Agreement~~Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts ~~and shall cause a Custodian to maintain facilities for the delivery and surrender of Shares, in each case~~ in accordance with the provisions of this Deposit Agreement.  ~~The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Agreement pursuant to Australian Law.~~

The Depositary shall keep books~~,~~ at its Corporate Trust Office~~,~~ for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners ~~and the Issuer~~, provided that such inspection ~~by the Owners~~ shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in ~~connection~~connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares ~~represented~~evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co~~-~~-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Issuer shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and co-registrars to supply copies of such portions of such records as the Issuer may reasonably request.

SECTION 5.2

~~SECTION 5.2.~~ Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the ~~Issuer~~Issuer nor any of their respective directors, employees, agents or ~~controlling persons (as defined under the Securities Act of 1933)~~affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any ~~other action of any~~ governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the ~~Memorandum and~~ Articles of Association of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer ~~or any of their directors, employees, agents or controlling persons~~ shall be prevented, delayed or forbidden from, or be ~~subjected~~subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or ~~controlling persons~~affiliates incur any liability to any Owner or holder of ~~a~~any Receipt by reason of any non~~-~~-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for ~~(explicitly or implicitly)~~ in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections ~~4.01, 4.02,~~4.1, 4.2, or ~~4.03~~4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section ~~4.04~~4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

~~SECTION 5.3.~~ Obligations of the Depositary, the Custodian and the Issuer.

The Issuer~~, its directors, employees, agents and controlling persons assume~~ assumes no obligation ~~and~~nor shall ~~not~~it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that ~~the Issuer~~it agrees to ~~use its best judgment and good faith in the performance of such of~~perform its obligations ~~and duties as are~~ specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation ~~and~~nor shall ~~not~~it be subject to any liability under this Deposit Agreement to any ~~Owners~~Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), ~~other than~~except that it agrees to ~~use its best judgment and good faith in the performance of such of~~perform its obligations ~~and duties as are~~ specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer ~~nor any of their directors, employees, agents or controlling persons~~ shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the ~~Custodians~~Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the ~~Custodians~~Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer ~~nor any of their directors, employees, agents or controlling persons~~ shall be liable for any action or ~~non-action~~nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner ~~of a Receipt,~~ or any other person believed by it in good faith to be competent to give such advice or information~~.  The Depositary, the Issuer and their directors, employees agents and controlling persons may rely and shall be protected in acting upon any~~, including but not limited to, any such action or nonaction based upon written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be ~~responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith and in accordance with the terms of this Deposit Agreement.The Depositary shall not be~~ liable for any acts or ~~omissions~~omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in ~~connection~~connection with any matter arising wholly after the removal or resignation of the  Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary ~~exercised its best judgment and good~~performed its obligations without negligence or bad faith while it acted as Depositary.

~~The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.~~

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

~~SECTION 5.4.~~ Resignation and Removal of the Depositary~~; Appointment of Successor Depositary~~.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer~~, without charge to the Issuer,~~ by 120 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the ~~written~~written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited ~~Securities~~Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such ~~successor~~successor depositary shall promptly mail notice of its ~~appointment~~appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

~~SECTION 5.5.~~ The Custodians.

The ~~Depositary has appointed the Melbourne, Victoria, Australia office of the Issuer as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian, its successors in acting hereunder or any other Custodian who may be appointed hereunder~~Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.

  Any Custodian may resign and be discharged from its duties  hereunder by notice of such resignation delivered to the Depositary ~~with a copy to the Issuer~~ at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice ~~and with the approval of the Issuer~~, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may ~~with the approval of the Issuer,~~ appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary~~,~~ any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  ~~Immediately upon any such change, the Depositary shall give notice thereof in writing to all owners of Receipts, each other Custodian and the Issuer.~~

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the ~~appointment~~appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

~~SECTION 5.6~~

SECTION 5.6. Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the ~~Issuer~~Issuer agrees to transmit to the Depositary and the ~~Custodians~~Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and the ~~Custodians~~Custodian of such notices and any other reports and communications which are made ~~generally~~generally available by the Issuer to holders of its Shares.  ~~The~~If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7

~~SECTION 5.7. Issuance~~Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any issuance ~~by the Issuer or any company controlled by the Issuer to the holders of Deposited Securities~~or distribution of (1) additional Shares ~~or other securities (other than those issued in the form of a free distribution or stock dividend), (2) rights, preferences or privileges~~, (2) rights to subscribe for Shares ~~or other securities~~, (3) securities convertible into Shares ~~or other securities~~, or (4) rights~~, preferences or privileges~~ to subscribe for such securities, (each a "Distribution") the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer ~~in the United States~~, which counsel shall be satisfactory to the Depositary, stating whether or not the ~~circumstances of such issue are such as to make it necessary for a registration statement~~Distribution requires a Registration Statement under the Securities Act ~~of 1933~~ to be in effect prior to ~~the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights, preferences or privileges~~making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a ~~registration statement~~Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a ~~registration statement~~Registration Statement in effect which will cover such ~~issuance of securities or rights, preferences or privileges~~Distribution.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either ~~upon original issuance or upon a sale of Shares~~originally issued or previously issued and reacquired by the ~~Issuer~~Issuer or any such affiliate, ~~if such Shares are required to be registered under the provisions of the Securities Act of 1933 and no registration statement~~unless a Registration Statement is in effect as to such Shares under the Securities Act ~~of 1933.~~.

SECTION 5.8

~~SECTION 5.8.~~ Indemnification.

The Issuer agrees to indemnify the Depositary ~~and each~~, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense ~~which may arise~~(including, but not limited to, the fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its ~~agents.  Any person seeking indemnification hereunder shall notify the Issuer of the commencement of any indemnifiable action or claim promptly after such person becomes aware of such commencement and shall consult in good faith with the Issuer as to the conduct of the defense of such action or claim (including the compromise or settlement thereof), which shall reasonable in the circumstances~~directors, employees, agents and affiliates.

~~The Depositary agrees to indemnify the Issuer, its directors, employees, agents and controlling persons against, and hold each of them harmless from, any liability or expense (including but not limited to the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian due to their negligence or bad faith.~~

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.9) of a Receipt or Receipts in accordance with Section 2.9 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

SECTION 5.9

~~SECTION 5.9.~~ Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section ~~4.03), whichever~~ 4.3), or by Owners, as applicable:  (1)  taxes and other governmental charges, (2)  such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or ~~a~~the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3)  such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4)  such expenses as are incurred by the Depositary in the conversion of ~~Foreign Currency~~foreign currency pursuant to Section ~~4.05,~~ 4.5, (5)  a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section ~~2.03, 4.03~~ 2.3, 4.3 or ~~4.04~~4.4 and the surrender of Receipts pursuant to Section ~~2.05~~ 2.5 or ~~6.02, and (6) a fee for the distribution of proceeds pursuant to Section 4.04,~~6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, to the extent permitted by the rules of any securities exchange on which the American Depositary Shares may be listed for trading, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the ~~exercise of the rights and the~~ deposit of ~~the~~such securities ~~received upon the exercise of such rights~~ (for purposes of this clause ~~6~~ 7 treating all such securities as if they were Shares) but which ~~rights~~securities are instead ~~sold and the proceeds of such sale~~ distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10

~~SECTION 5.10.~~ Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11

~~SECTION 5.11.~~ Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION.

~~SECTION 6.1~~

SECTION 6.1. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary without the consent of ~~the~~ Owners ~~of Receipts~~and holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges ~~payable by the Owners of Receipts (other than the fees of the Depositary for the execution and delivery, or cancellation, of Receipts and~~(other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of ~~three months~~thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited ~~Securities~~Securities represented thereby, except in order to comply with ~~the~~ mandatory provisions of applicable law.

SECTION 6.2

~~SECTION 6.2.~~ Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement ~~in accordance with the~~by mailing notice ~~requirements of the preceding sentence if at~~

of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section ~~5.04.~~5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section ~~2.05,~~2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights~~, preferences and privileges~~ and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights~~, preferences and privileges~~ or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or ~~government~~governmental charges).  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections ~~5.08~~5.8 and ~~5.09~~5.9 hereof.

ARTICLE 7.

MISCELLANEOUS.

~~SECTION 7.1~~

SECTION 7.1. Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.2

~~SECTION 7.2.~~ No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

~~SECTION 7.3.~~ Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

~~SECTION 7.4.~~ Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

~~SECTION 7.5.~~ Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by ~~first class air~~ mail ~~postage prepaid~~ or ~~by~~ cable, telex or facsimile transmission confirmed by letter, addressed to ~~the Issuer at~~ 100 Queen Street, Melbourne Victoria 3000, Australia, Attention: Secretary, or any other place to which the Issuer may have transferred its principal ~~executive~~ office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by ~~first class airmail postage prepaid~~mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by ~~first class airmail postage prepaid or by~~mail or cable, telex or facsimile transmission confirmed by letter, addressed to such ~~owner~~Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post~~-~~-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it ~~from the other or from any Owner of a Receipt~~, notwithstanding that such cable, telex or facsimile ~~transmission~~transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

~~SECTION 7.6.~~ Governing Law.

This Deposit Agreement and the Receipts ~~and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of New York.  It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights  of holders of Shares and other Deposited Securities, and the obligations and duties of the Issuer in respect of such holders, as such, shall be governed by the laws  of the State of Victoria, Commonwealth of Australia, (or, if applicable, such other law as may govern Deposited Securities).~~shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.8

Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Issuer hereby (i) irrevocably designates and appoints the New York office of Australia and New Zealand Banking Group Limited at 1177 Avenue of the Americas, New York, New York, as the Issuer's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.  The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

SECTION 7.9

Waiver of Immunities.

To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Issuer, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

IN WITNESS WHEREOF, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

AUSTRALIA AND NEW ZEALAND

BANKING GROUP ~~LIMITED~~

By:~~______________________~~

     Name:

     Title:

THE BANK OF NEW YORK,

as Depositary

By:~~______________________~~

     Name:

     Title:

Exhibit A to Deposit Agreement

~~[Form of Face of Receipt]~~

~~__________________________~~

No. ________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents five ~~Ordinary~~(5) deposited Shares~~, par value A$1.00 per Share)~~ )

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ~~FIVE~~ ORDINARY SHARES OF THE

PAR VALUE OF A$1.00 EACH OF

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

(INCORPORATED UNDER THE LAWS OF THE STATE OF VICTORIA, AUSTRALIA)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that ~~_________________________________________________________________________~~                     , or registered assigns IS THE OWNER OF ~~__________________~~

AMERICAN DEPOSITARY SHARES

representing deposited ~~Ordinary Shares~~ordinary shares (herein called "Shares") of Australia and New Zealand Banking  Group Limited, incorporated under the laws of the State of Victoria, Australia (herein called the "Company").  At the date hereof, each American Depositary Share represents five (5) Shares which are either deposited or subject to deposit under the ~~Deposit Agreement (as hereinafter defined)~~deposit agreement at the Melbourne, Victoria, Australia office of the Company, in its capacity as custodian (~~referred to~~ herein ~~as~~called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at ~~48~~One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of ~~a continuing~~an issue (herein called "Receipts"), all ~~evidencing rights of similar tenor with respect to Shares deposited under, and all~~ issued and to be issued upon the terms and ~~conditions~~conditions set forth in the ~~Amended and Restated Deposit Agreement, dated as~~ amended and restated deposit agreement, dated as December 9, 1988, amended and restated as of December 6, 1994 and as further amended and restated as of                , 2003 (herein called the "Deposit ~~Agreement~~Agreement"), by and among the Company, the Depositary, and all ~~owners~~Owners and holders from time to time of Receipts ~~issued~~issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and ~~becomes~~become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of ~~owners~~Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares ~~deposited~~deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms ~~defined in the Deposit Agreement and~~ not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and ~~conditions~~conditions of the ~~Deposit~~Deposit Agreement, the Owner  hereof is entitled to delivery, to him or upon his order,  of the amount of Deposited Securities at the time ~~represented~~represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of ~~certificates~~(a) Shares in the name of the Owner hereof or ~~in such other manner~~ as ordered by him or by ~~the delivery of (a) certificates~~certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Such delivery will be made at the option of the Owner hereof, ~~either~~either at the office of the Custodian or at the Corporate Trust ~~Office~~Office of the Depositary, provided that the forwarding of ~~certificates~~certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3.

TRANSFERS, SPLIT~~-~~-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the ~~Depositary~~Depositary at its Corporate Trust Office ~~upon surrender of this Receipt~~ by the Owner hereof in person or by a duly authorized ~~attorney,~~attorney, upon surrender of this Receipt properly endorsed for transfer or ~~accompanied~~accompanied by proper instruments of transfer and funds ~~sufficient~~sufficient to pay any applicable transfer taxes and ~~upon such transfer the Depositary shall execute and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement~~the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, ~~representing~~evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the ~~execution~~execution and ~~delivery~~delivery, registration of transfer, split~~-~~-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the ~~Depositary, or~~Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with ~~such~~any regulations~~, if any, as~~ the Depositary may establish ~~consistent~~consistent with the provisions of the Deposit Agreement or this Receipt~~, including, without limitation, this Article 3.~~.

The delivery of Receipts against ~~deposit~~deposits of Shares generally or against ~~deposit~~deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer ~~or surrender~~ of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time ~~in connection with the voting at any meeting of shareholders or the payment of dividends or~~ because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to ~~the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation~~Article (22) hereof.  Without limitation of the foregoing, the Depositary ~~will~~shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act ~~of 1933,~~, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other ~~governmental~~governmental charge shall become payable ~~by or on behalf of the Depositary or any Custodian~~ with respect to any Receipt or any ~~Deposited~~Deposited Securities represented hereby, such tax or other ~~governmental~~governmental charge shall be payable by the Owner hereof to the ~~Depositary~~Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented ~~hereby~~by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or~~, after attempting by reasonable means to notify such Owner,~~ may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may ~~apply~~apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge~~,~~ and the Owner hereof ~~remaining~~shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to ~~represent~~represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid ~~and non-assessable,~~, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of ~~the~~such Shares ~~deposited by that person or~~and the sale of ~~the~~ Receipts ~~therefor~~evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such ~~representations~~representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, ~~evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Australian Corporations Law, the Banking (Foreign Exchange) Regulations or the Foreign Takeovers Act 1975 of Australia or other matters or other information~~exchange control approval, or such information relating to the registration on the books ~~for the registration of Shares or transfer of Shares presented for deposit or other information~~of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and ~~warranties~~warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution ~~or sale~~ of any dividend or ~~other~~sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed~~,~~ or such certificates are executed or such ~~representations~~representations and warranties ~~are~~ made. Upon the reasonable written request of the Company, the Depositary shall provide the Company with copies of all such certificates and such written representations and warranties received by the Depositary under Section 3.1 of the Deposit Agreement, to the extent such disclosure is permitted by applicable law.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in ~~the Commonwealth of~~ Australia which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees ~~and~~, reasonable expenses and out-of-pocket charges of the ~~Depositary~~Depositary and those of any Registrar only in accordance with ~~agreements~~agreements in writing entered into between the Depositary and the ~~Company~~Company from time to time.  The Depositary shall present its ~~statement~~statement for such charges and expenses to the Company once every three months.  The charges and expenses of ~~any~~the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party ~~depositing~~depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, ~~issuance~~issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or ~~Deposited~~Deposited Securities or a distribution of Receipts pursuant to Section ~~4.03~~ 4.3 of the Deposit Agreement), ~~whichever~~or by Owners, as applicable:  (1)  taxes and other governmental charges, (2)  such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or ~~Foreign~~Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the ~~terms of the~~ Deposit Agreement~~, hereunder~~, (3)  such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4)  such expenses as are incurred by the Depositary in the conversion of ~~Foreign Currency~~foreign currency pursuant to Section ~~4.05 of the Deposit Agreement,~~ 4.5, (5)  a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and ~~delivery~~delivery of Receipts pursuant to Section ~~2.03, 4.03~~ 2.3, 4.3 or ~~4.04~~4.4 of the Deposit Agreement and the surrender of Receipts pursuant to ~~Section 2.05~~Section 2.5 or ~~6.02~~6.2 of the Deposit Agreement, ~~and (6) a fee for the distribution of proceeds pursuant to Section 4.04~~ (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement, to the extent permitted by the rules of any securities exchange on which the American Depositary Shares may be listed for trading, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the ~~exercise of the rights and the~~ deposit of ~~the~~such securities ~~received upon the exercise of such rights~~ (for purposes of this clause ~~6~~ 7 treating all such securities as if they were Shares)~~,~~ but which ~~rights~~securities are instead ~~sold and the proceeds of such sale~~ distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to ~~Article 8 hereof~~Section 2.9 of the Deposit Agreement, may own and deal in any class of securities of the ~~Company~~Issuer and its affiliates and in Receipts.

8.

PRE~~-~~-RELEASE OF RECEIPTS.

Notwithstanding Section ~~2.03~~2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section ~~2.02~~2.2 of the Deposit Agreement (~~a~~ "Pre-Release").  The Depositary may, pursuant to Section ~~2.05~~2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the ~~termination~~termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in ~~satisfaction~~satisfactory of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written ~~representation~~representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems ~~appropriate~~appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not ~~normally~~normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary ~~reserves~~reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any ~~compensation~~compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt ~~(and title to the American Depositary Shares represented thereby)~~ when properly endorsed or accompanied by proper instruments of ~~transfer~~transfer, is transferable by delivery with the same effect as in the case of a negotiable ~~instrument under the laws of New York,~~instrument; provided~~;~~, however, that~~, until this Receipt shall be transferred on the books of the Depositary,~~ the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person ~~entitled~~entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement ~~or~~and for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or ~~obligatory~~obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

~~[Form of Reverse of Receipt]~~

~~SUMMARY OF CERTAIN ADDITIONAL~~

~~PROVISIONS OF THE DEPOSIT AGREEMENT~~

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying ~~by Owners~~ at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by ~~Owners~~Owners of Receipts at its Corporate Trust Office ~~and at such other places as it may from time to time deem advisable~~ any reports and ~~communications~~communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary ~~or its nominee~~ as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

  The Depositary ~~will~~shall also, upon written request, send to the Owners of ~~Receipts, upon request,~~Receipts copies of such reports ~~when~~ furnished by the Company pursuant to the Deposit Agreement.

The Depositary ~~will~~shall keep books~~,~~ at its Corporate Trust ~~Office,~~Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts ~~and the Company~~, provided that such inspection ~~by the Owners~~ shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the ~~Deposit~~Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary ~~or Custodian receives~~shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary ~~will~~shall, if at the time of receipt thereof any amounts received in a ~~Foreign Currency~~foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States ~~Dollars~~dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or ~~distribution~~distribution into Dollars and ~~will~~shall distribute the ~~Dollars~~amount thus received (net of the fees and expenses of the Depositary as provided in ~~Article 7 hereof and Section 5.09 of~~ the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto~~;~~, provided, however, that in the event that the Company or the Depositary ~~is~~shall be required to ~~withhold~~withhold and does withhold from ~~any~~such cash dividend or such other cash ~~distribution~~distribution in respect of any Deposited Securities an amount on ~~account~~account of taxes, the amount distributed to the Owners of the Receipts ~~for~~evidencing American Depositary Shares representing such Deposited ~~Securities~~Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and ~~5.09~~5.9 of the Deposit Agreement, whenever the Depositary shall receive any ~~distribution~~distribution other than a distribution described in Sections ~~4.01 and 4.03~~4.1, 4.3 or ~~4.04~~4.4 of the Deposit Agreement, the Depositary shall ~~(subject to Section 4.03 of the Deposit Agreement)~~ cause the ~~securities~~securities or property received by it to be distributed to the Owners of Receipts entitled thereto, ~~in proportion to the number of American Depositary Shares held by them respectively~~after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in any manner that the Depositary may deem equitable and practicable for ~~accomplishing~~accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among ~~such~~the Owners of Receipts entitled thereto, or if for any other reason ~~(including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 to be distributed to Owners)~~ the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the ~~sale (at~~ public or private sale~~)~~ of the ~~securities~~securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees ~~and expenses~~ of the Depositary as provided in ~~Article 7 hereof and~~ Section ~~5.09~~5.9 of the Deposit Agreement) shall be distributed by the Depositary to ~~such~~the Owners of Receipts entitled thereto~~, all in a manner and subject to the conditions described in Section 4.01.~~ as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free ~~distribution~~distribution of, Shares, the Depositary may~~, in lieu of the distribution described in the paragraph above, in its discretion, with the approval of~~ after consultation with the Company, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts ~~for~~evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the ~~deposit~~deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees ~~and expenses~~ of the Depositary as provided in ~~Article 7 hereof and~~ Section ~~5.09~~5.9 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary ~~will~~shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in ~~Section 4.01 of~~ the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities ~~represented~~represented thereby.

~~Other distributions received upon Deposited Securities may be made available to Owners of Receipts as provided in the Deposit Agreement.~~

In the event that the Depositary determines that any ~~distribution~~distribution in property (including Shares and rights to subscribe ~~thereof~~therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe ~~thereof~~therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes~~, at public~~ or ~~private sale,~~charges and the Depositary shall distribute the net proceeds of any such sale ~~or the balance of any such property~~ after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

~~13.~~

~~RIGHTS, PREFERENCES OR PRIVILEGES.~~

13.

CONVERSION OF FOREIGN CURRENCY.

~~In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights, preferences or privileges to subscribe for or to purchase additional Shares or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available by the Depositary to the Owners of Receipts representing such Deposited Securities in such manner as the Depositary may determine, either by the issue to such Owners of warrants representing such right, preferences or privileges or by such other method as may be approved by the Depositary in its discretion; provided, however that if at the time of issue or offer of any rights, preferences or privileges the Depositary determines that it is not lawful or not feasible to make such rights available to such Owners by the issue of warrants or otherwise, or if and to the extent so instructed by such Owners that such Owners do not desire to exercise such rights, preferences or privileges, the Depositary in its discretion may, if the applicable laws permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place of places and upon such terms as it may deem proper, and distribute the net proceeds to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.~~

~~The Company will in connection with any offer of such rights, preferences or privileges, make such rights, preferences or~~

~~privileges generally transferable or consent to the transfer thereof by foreign investors not resident in the Commonwealth of Australia.~~

~~If registration under the Securities Act of 1933 of the securities to which any rights preferences or privileges relate is required in order for the Company to offer such rights, preferences or privileges to Owners of Receipts and sell the securities represented by such rights, preference or privileges, neither the Company nor the Depositary is required to offer such rights, preferences or privileges to Owners of Receipts or the Depositary under any circumstances.  The Depositary will not offer any such rights, preferences or privileges to Owners, or any securities to which they relate, unless the Company furnishes certain evidences or an opinion of counsel for the Company in the United States satisfactory to the Depositary in respect of compliance with the Securities Act of 1933.  The Company has no obligation to provide such evidences or opinions and nothing in this Receipt or the Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.~~

~~14.~~

~~FOREIGN CURRENCY.Whenever the Depositary or a Custodian shall receive Foreign Currency~~Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property~~,~~ or rights, ~~preferences or privileges~~ and if at the time of the receipt thereof the ~~Foreign Currency~~foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such ~~Foreign Currency~~foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have ~~distributed~~distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an ~~averaged~~averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any ~~fees and~~ expenses of conversion into Dollars incurred by the Depositary as provided in ~~Article 7 hereof and~~ Section ~~5.09~~5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for ~~approval~~approval or license, if any, as it may deem desirable; provided, however, that the Company ~~will~~shall not be obligated to make any such filings.

If at any time the Depositary ~~or a Custodian~~ shall determine that in its judgment any ~~Foreign Currency~~foreign currency received by the Depositary or ~~a~~the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary ~~shall, in its discretion, but subject to applicable laws and regulations, either (i)~~may distribute the ~~Foreign Currency~~foreign currency (or an appropriate document evidencing the right to receive such ~~Foreign Currency~~foreign currency) received by the Depositary to ~~the Owners entitled to receive the same or (ii) hold such Foreign Currency~~, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same ~~and distribute to them appropriate warrants or other instruments evidencing the right to receive such Foreign Currency~~.

If any such conversion of ~~Foreign Currency~~foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and~~, with respect to~~  may distribute the balance of the foreign currency received by the Depositary to, or hold such ~~Foreign Currency, shall in its discretion, but subject to any applicable laws or regulations, either (i) distribute or make available for distribution the balance to the Owners entitled thereto with respect to whom such conversion could not then be effected or (ii) hold such balance~~balance uninvested and without liability for interest thereon for the respective accounts of ~~such Owners and distribute to them appropriate warrants or other instruments evidencing their rights to receive such balance~~, the Owners entitled thereto.

14.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Owners or are registered under the provisions of the Securities Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.

~~FIXING OF~~ RECORD ~~DATE.~~DATES.

Whenever ~~the Depositary shall receive notice of the fixing  of a record date by the Company for the determination of the holders of Shares or other Deposited Securities entitled to receive~~ any cash dividend or other cash ~~distribution~~distribution shall become payable or any distribution other than cash shall be made, or ~~any~~whenever rights ~~to~~shall be issued with respect to ~~Shares or other Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other~~the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or ~~whenever~~whenever the Depositary shall ~~find it necessary or convenient~~receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights~~,~~ or the net proceeds of the sale thereof~~,~~ or (ii) entitled to give instructions for the exercise of voting rights ~~of~~at any such meeting, or ~~to establish the date~~(b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of ~~the fixing of a record date for the determination of the holders of~~any meeting of holders of Shares or other Deposited Securities ~~entitled to vote at any meeting of such holders~~, if requested in writing by the Company, the Depositary shall, as soon as practicable ~~after the fixing of a record date for determining the Owners of Receipts entitled to give instructions for the exercise of voting rights~~thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole ~~discretion~~discretion of the Depositary, which shall contain (a) such ~~information~~information as is contained in such notice of meeting, (b) a ~~statement~~statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Australian law and of the ~~Memorandum and~~ Articles of Association of the Company, to instruct the ~~Depositary~~Depositary as to the exercise of the voting rights, if any, ~~pertaining~~pertaining to the amount of Shares or other Deposited Securities ~~represented~~represented by their respective American Depositary Shares and (c) a ~~brief~~ statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated ~~by~~to the Company.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities ~~represented~~represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited ~~Securities~~Securities, other than in accordance with such instructions~~.  The Company shall be under no obligation to verify~~ or deemed instructions.  If no instructions are received ~~from Owners and voted upon by the Depositary~~by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section ~~4.03~~4.3 of the Deposit ~~Agreement~~Agreement do not apply, upon any change in nominal value, change in par value, split~~-~~-up, consolidation~~,~~ or any other reclassification of Deposited Securities, or upon any recapitalization, ~~reorganization~~reorganization, merger~~, amalgamation~~ or consolidation, or sale of assets affecting the Company or to which it is a party, ~~the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities~~any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited ~~Securities~~Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, ~~the right to receive~~if any, the new Deposited Securities so received in exchange ~~for, on~~or conversion ~~of or in respect of Deposited Securities~~, unless ~~additional~~additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, ~~with the approval of~~and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a ~~stock~~ dividend ~~on the~~in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or ~~controlling persons~~affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any ~~other action of~~ governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the ~~Memorandum and~~ Articles of Association of the Company, or by reason of any provision of any ~~securities~~Securities issued or distributed by the ~~Issuer~~Company, or any ~~offering~~Offering or distribution thereof~~,~~ or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company ~~or any of their directors, employees, agents or controlling persons~~ shall be prevented, delayed or forbidden from, or ~~subjected~~be subject to any civil or criminal penalty on account of, ~~doing~~doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company ~~or any of their directors, employees, agents or controlling persons~~ incur any liability to any Owner or holder of a Receipt by reason of any non~~-~~-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for ~~(explicitly or implicitly)~~ in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections ~~4.01, 4.02,~~4.1, 4.2 or ~~4.03~~4.3 of the Deposit Agreement, or an offering or distribution pursuant to ~~Section 4.04~~Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the ~~Depositary~~Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor ~~any of its directors, employees, agents or controlling persons nor~~ the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that ~~the Issuer and the Depositary agree to use their best judgment and good faith in the performance such of~~they agree to perform their obligations ~~and duties as are~~ specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company ~~or any of its directors, employees, agents or controlling persons~~ shall be under any obligation to appear in, prosecute or defend any action, suit~~,~~ or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the ~~Custodians~~Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the ~~Custodians~~Custodian being ~~if~~ solely to the Depositary.  Neither the Depositary nor the Company ~~nor any of its directors, employees, agents or controlling persons~~ shall be liable for any action or ~~non-action~~nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person ~~presenting~~presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, including but not limited to, any such action or nonaction based upon written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or ~~non-action is in good faith and in accordance with the terms of the Depositary Agreement.  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.~~  nonaction is in good faith.  The Company ~~has agreed~~agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense ~~which may arise~~(including, but not limited to, the fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified~~,~~ or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its ~~agents.  The Depositary has agreed to indemnify the Issuer, its directors, employees agents and controlling persons against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian due to their negligence or bad faith~~directors, employees, agents and affiliates.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY~~; APPOINTMENT OF SUCCESSOR CUSTODIAN.~~.

The Depositary may at any time resign as Depositary ~~hereunder by~~under the Deposit Agreement written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the ~~Deposited~~Deposit Agreement.  The ~~Depositary~~Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, ~~effective upon~~which shall become effective upon the later to occur of the (i) 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of ~~Receipts~~Receipts to do so, it may~~, with the approval of the Company,~~ appoint ~~a~~ substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary ~~without~~without the consent of ~~the~~ Owners ~~of Receipts~~and holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges ~~payable by the Owners of Receipts (other than the fees of the Depositary for the execution and delivery, or cancellation of Receipts and~~(other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any ~~substantial~~substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the ~~expiration of three months~~expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to ~~surrender~~surrender such Receipt and receive therefor the Deposited ~~Securities~~Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary ~~will~~shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least ~~30~~3s0 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement ~~in accordance with the~~by mailing notice ~~requirements of the preceding sentence~~of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the ~~surrender~~surrender of Receipts referred to in Section ~~2.05~~2.5 of the Deposit Agreement~~,~~ and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American ~~Depositary~~Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ~~Receipts~~Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to ~~collect~~collect dividends and other distributions pertaining to Deposited Securities, shall sell rights~~, preferences and privileges~~ and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights~~, preferences and privileges~~ or other property, in exchange for Receipts surrendered to the Depositary~~.  At any time after the expiration~~ (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be ~~discharged~~discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit ~~Agreement~~Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary ~~with respect to indemnification, charges, and expenses~~under Sections 5.8 and 5.9 of the Deposit Agreement.

~~22.~~

~~GOVERNING LAW.~~

~~This Receipt and all rights hereunder and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York, United States of America.  It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of the State of Victoria, Commonwealth of Australia (or if applicable, such other law as may govern Deposited Securities).~~

~~FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.~~

~~Dated: ______________________~~

~~Signature:_____________________~~

~~Signature Guaranteed:~~

~~(ASSIGNMENT AND TRANSFER SIGNATURE LINES)~~

~~NOTE:~~

~~The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.~~

~~If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.~~

~~All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.~~

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

23.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

The Company hereby (i) irrevocably designates and appoints the New York office of Australia and New Zealand Banking Group Limited at 1177 Avenue of the Americas, New York, New York, as the Issuer's authorized agent in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

24.

WAIVER OF IMMUNITIES.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

25.

DISCLOSURE OF INTERESTS.

The Company and the Depositary may from time to time request Owners or holders or former Owners or holders to provide information as the capacity in which such Owners or holders hold or held Receipts or beneficial interests therein and regarding the identity of any other persons then or previously interested in such Receipts or beneficial interests therein and the nature of such interest and regarding any other matters relevant to the ownership restrictions contained or referred to in any applicable rules or procedures under the Company’s Articles of Association and various other matters. Each such Owner and holder agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement whether or not still an Owner or holder at the time of such request.  The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and holders and to forward to the Company any such responses to such requests received by the Depositary.  If the Company requests information from the Depositary or its nominee, as the registered owner of Shares, the obligations of the Depositary or its nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the Register.